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                                                                    EXHIBIT 10.2


                             JOINT VENTURE AGREEMENT

         This JOINT VENTURE AGREEMENT (the "Agreement") is made as of October 1, 1998 by and between CUMBERLAND BANCORP, INC., a corporation organized and existing under the laws of the State of Tennessee, with offices at 1001 N. Main Str., Carthage, Tennessee 37030, and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended ("Cumberland") and BANCKENTUCKY, INC., a corporation organized and existing under the laws of the Commonwealth of Kentucky, with offices at 405 South 12th Str., Murray, Kentucky 42071 (hereinafter referred to as the "Murray Group"),

                                   WITNESSETH:

         WHEREAS, BancKentucky, Inc. is a new corporation formed by a group primarily located in Murray, Kentucky to undertake a stock offering and to serve as a unitary thrift company for a de novo federal savings bank;

         WHEREAS, Cumberland and the Murray Group desire to enter into a joint venture agreement to form, own and carry out the business of such federal savings bank with its main office to be located in Murray, Calloway County, Kentucky, in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, Cumberland and the Murray Group hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings when used herein (any term defined in the singular shall have the same meaning when used in the plural and vice versa):

         1.1 "AFFILIATE" of Cumberland or the Murray Group shall mean any corporation, company, partnership, joint venture, association, organization or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Party.

         1.2 "BENEFICIAL OWNERSHIP" by a person of a security, or a security "beneficially owned" by a person, shall be determined for the purposes of this Agreement in the same manner as provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

         1.3 "BOARD OF DIRECTORS" OR "BOARD" shall mean the Board of Directors of FSB.



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         1.4 "BYLAWS" shall mean the bylaws of the FSB.

         1.5 "CHARTER" shall mean the charter of the FSB.

         1.6 "CLOSING" shall mean the closing described in Article 7 herein to consummate the transactions contemplated hereby.

         1.7 "COMMON STOCK" shall mean the common stock of the FSB, par value $10.00 per share.

         1.8 "DIRECTOR" shall mean a member of the Board of Directors of the FSB.

         1.9 "EQUITY SECURITIES" shall mean any securities having voting rights with respect to the election of the Board.

         1.10 "FAIR MARKET VALUE" of the Common Stock shall mean the value as determined by an annual evaluation of the Common Stock of the FSB, without taking in consideration an acquisition or control premium for such shares. Fair market value shall be determined by agreement of the parties at each annual meeting of shareholders or, in the event such agreement can not be reached by the parties, then the parties shall select an appraiser/evaluator to determine the value of applicable stock. In the event the parties can not agree upon one such appraiser/evaluator, then each party shall select an appraiser/evaluator to determine the value of applicable stock and, if necessary, the two appraisers/evaluators will select a third appraiser/evaluator and two of the three agreeing to the value for stock will set and determine its value.

         1.11 "FEDERAL BANK REGULATORY AUTHORITIES" shall mean the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC") and the Board of Governors of the Federal Reserve System ("FRB"), as the context requires.

         1.12 "FSB" shall mean the federal savings bank to be formed by the Parties for the purposes set forth herein.

         1.13 "GOVERNMENTAL APPROVAL" shall mean any consent, approval, authorization, permit, exemption, license or other action of or by, ro any notice to or filing or registration with, any governmental authority or agency or regulatory or administrative body, including federal bank regulatory authorities and state bank regulatory authorities and the expiration of any required stays to such approval.

         1.14 "INITIAL BUSINESS PLAN" shall mean the initial three (3) year business plan of the FSB submitted to Federal Bank Regulatory Authorities.

         1.15 "INITIAL CAPITAL" shall mean the initial capital of the FSB agreed to by the Parties.


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         1.16 "REPRESENTATIVES" shall have the meaning set forth in Section
4.2.1 herein.

         1.17 "SHARES" shall have the meaning set forth in Section 3.1.1 herein.

         1.18 "OPERATING AND SERVICES AGREEMENT" shall have the meaning set forth in Section 7.4.4 herein.

         1.19 "PARTIES" shall mean the Cumberland and the Murray Group.

         1.20 "PRO RATE SHARE" shall mean a holder's prorate share of outstanding Equity Securities which shall be a fraction calculated by dividing
(I) the number of shares of Common Stock beneficially owned by the holder as of the applicable date, by (ii) the total number of shares of Common Stock outstanding as of such date.

         1.21 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         1.22 "SUBSIDIARY" of Cumberland shall mean any corporation, company or other entity more than fifty percent (50%) of whose securities having voting rights with respect to the election of directors or other ownership interests representing the right to make decisions for such entity are owned or controlled, directly or indirectly, by such Party, but such corporation or other entity shall be deemed to be a "Subsidiary" only for so long as such ownership or control exists.

         1.23 "TRANSFER" shall mean any actual or proposed sale or other disposition of all or a portion of any Party's interest in such Party's Equity Securities (legal or equitable) by any means, direct or indirect.

                                   ARTICLE 2.

                      FORMATION OF THE FEDERAL SAVINGS BANK

         2.1 FORMATION OF THE FEDERAL SAVINGS BANK. At the Closing, Cumberland and the Murray Group shall form the FSB as a federal stock savings bank pursuant to Section 5(c) of the Home Owners Loan Act, as amended, for the purposes set forth below. The outstanding Equity Securities of the FSB shall be initially owned fifty percent (50%) by Cumberland, and fifty percent (50%) by the Murray Group.

         2.2 PROPOSED NAME. The proposed name of the FSB shall be ("The Murray Bank, FSB.")


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         2.3 RESPONSIBILITY AND COSTS OF FORMATION.

             (a) Cumberland shall be responsible for preparing and filing all regulatory applications necessary to form the FSB. All costs incurred in connection with the formation of the FSB, including the cost of forming a holding company, shall be paid for by the FSB. In the event the FSB, for any reason, does not pay such costs, then such costs shall be borne equally by the parties hereto.

             (b) The Murray Group shall be responsible for preparing and filing the offering circular and all regulatory applications necessary for the Murray Group to become a unitary savings and loan holding company.

                                   ARTICLE 3.

                            CAPITALIZATION OF THE FSB

         3.1 INITIAL CAPITALIZATION OF THE FSB.

             3.1.1 SUBSCRIPTIONS FOR STOCK. At the Closing, the FSB shall issue to, and Cumberland shall subscribe for 10,000 shares of Common Stock (the "Cumberland Shares"), and the FSB shall issue to, and the Murray Group shall subscribe for, 10,000 shares of Common Stock (the "Murray Group Shares"). The FSB shall deliver to each Party at the Closing a certificate or certificates registered in the name of such Party evidencing the shares of Common Stock subscribed for by such Party.

             3.1.2 INITIAL CAPITAL CONTRIBUTIONS. In consideration for their respective equity interests in the FSB, at the Closing, each of Cumberland and the Murray Group shall make the following contributions to the capital of the
FSB:

                   (a) Cumberland shall contribute cash in an amount equal to fifty percent (50%) of the Initial Capital; and

                   (b) The Murray Group shall contribute cash in an amount equal to fifty percent (50%) of the Initial Capital.

         3.2 ADDITIONAL CAPITAL. In the event that the shareholders of the FSB agree to provide, or are required by Federal Bank Regulatory Authorities to provide, additional capital to the FSB, Cumberland and the Murray Group each shall be required to make capital contributions in proportion to its respective Pro Rata Share of the outstanding Equity Securities of the FSB and, if any such capital contribution is not made by any Party, then that Party's Pro Rata Share shall be diluted accordingly.


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         3.3 FORMATION OF HOLDING COMPANY. At the option of either party, the parties agree that they will apply for the formation and approval of a Holding Company which will own one hundred. per cent (100%) of the stock of the FSB which Holding Company shall be owned fifty per cent (50%) by the Murray Group and fifty per cent (50%) by Cumberland.

                                   ARTICLE 4.

                              MANAGEMENT OF THE FSB

         4.1 SPECIAL SHAREHOLDER APPROVALS. In addition to such approval requirements specified in the Charter or Bylaws of the FSB or under law, each of the following actions shall require authorization by resolution of the shareholders of the FSB which is approved by each of the Cumberland and the Murray Group for so long as each Party beneficially owns at least fifty percent (50%) of the outstanding Equity Securities of the FSB;

             (a)      The amendment of the Charter;

             (b) The increase or decrease in the authorized capital stock of the FSB;

             (c) The creation by the FSB of any new classes or series of Equity Securities or any other form of Equity Securities;

             (d) The increase or decrease in the number of Directors; the election of any additional directors required by Federal Bank Regulatory Authorities, as contemplated under Section 4.2.1(a) below; and the election of any odd number Director;

             (e) The sale, lease, transfer or other disposition of all or substantially all of the assets of the FSB;

             (f) The merger or consolidation of the FSB with or into any other entity or a share exchange involving the Equity Securities of the FSB and those of another entity;

             (g) The issuance by the FSB to any third party of any shares of stock or other Equity Securities of the FSB;

             (h)      The dissolution or liquidation of the FSB; and

             (I)      The amendment of this Agreement.


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         4.2 BOARD OF DIRECTORS

                  4.2.1 MEMBERSHIP.

                        (a) The Board of Directors of the FSB shall originally consist of a maximum of fourteen (14) Directors, a maximum of ten (10) of whom shall be designated by the Murray Group for so long as the Murray Group beneficially owns at least fifty percent (50%) of the outstanding Equity Securities of the FSB (the "Murray Group Representatives"), and a maximum of four (4) of whom shall be designated by Cumberland for so long as Cumberland beneficially own at least fifty percent (50%) of the outstanding Equity Securities of the FSB (the "Cumberland Representatives"). If required by Federal Bank Regulatory Authorities, the Board shall consist of an additional number of Directors who are not officers, directors or employees of either the Murray Group or Cumberland with half of such outside Directors to be nominated by the Murray Group and reasonably acceptable to Cumberland and the other half of such outside Directors to by nominated by Cumberland and reasonably acceptable to the Murray Group. The Murray Group will have a minimum of one representative on the board of directors of Cumberland.

                        (b) Each of the Murray Group and Cumberland shall take all actions, necessary to cause the nomination, election and/or appointment to the Board of the Murray Group Representatives and the Cumberland Representatives, including voting all of its shares of Equity Securities to cause the election of the Murray Group Representatives and the Cumberland Representatives. If a Murray Group Representative or a Cumberland Representative shall cease to be a Director for any reason, then the Murray Group and Cumberland shall promptly cause a successor nominated by the Murray Group or Cumberland, as the case may be, to be elected or appointed to the Board.

                        (c) Should either of the Murray Group or Cumberland cease to beneficially own at least fifty percent (50%) of the Equity Securities of the FSB, the provisions of Section 4.2.1 above regarding the number of the Murray Group Representatives and Cumberland Representatives on the Board of Directors shall no longer apply, and unless the Murray Group and Cumberland agree otherwise, each Party's representation on the Board shall be in proportion to such Party's Pro Rata Share of Equity Securities.

                                   ARTICLE 5.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                               OF THE MURRAY GROUP

         The Murray Group hereby represents, warrants and covenants to Cumberland as follows:


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         5.1 AUTHORITY AND BINDING AGREEMENT.

             (a) The Murray Group is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Murray Group has the full power and authority to execute, deliver and, subject to receipt of all required Governmental Approvals from Federal Bank Regulatory Authorities, perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Murray Group of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on the part of the Murray Group by all necessary action, organizational or otherwise.

             (b) This Agreement has been duly executed and delivered by an authorized officer of the Murray Group, and is a legal, valid and binding obligation of the Murray Group enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in a preceding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' fights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

         5.2 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with
(a) the certificate of incorporation and bylaws or similar constitutive documents of the Murray Group, (b) any material agreement, indenture or other instrument to which the Murray Group is a party or by which it is bound, (c) any judgment, decree, order, writ, award or injunction of any court, governmental body or arbitrator, or (d) any law, rule or regulation applicable to the Murray Group, except, in the case of subclause (d), for violations, breaches, defaults or conflicts that are not, singly or in the aggregate, material to the Murray Group's ability to consummate the transactions contemplated hereby.

         5.3 CONSENTS AND APPROVALS. Except for the Governmental Approvals listed on Schedule 5.3, 6.3 attached hereto, no consent, approval or authorization of or from any governmental entity or any other person not a party to this Agreement, whether prescribed by law, rule, regulation, contract or agreement, is required for the execution, delivery and performance of this Agreement by the Murray Group, or the consummation by the Murray Group of the transactions contemplated hereby.

         5.4 INVESTMENT REPRESENTATIONS.

             (a) The Murray Group is acquiring the Murray Group Shares from the FSB for its own account for investment only and not with a view to the distribution thereof within the meaning of the Securities Act or the regulations of the OTS relating to securities offerings nor with any present intention of distributing or selling the same. The Murray Group Shares will not be sold or transferred by the Murray Group in violation of the securities laws of the United States or any state thereof or other jurisdiction.



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                                   ARTICLE 6.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF CUMBERLAND

         Cumberland hereby represents, warrants and covenants to the Murray Group as follows:

         6.1 AUTHORITY AND BINDING AGREEMENT.

             (a) Cumberland is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Cumberland has the full power and authority to execute, deliver and, subject to receipt of all required Governmental Approvals from Federal Bank Regulatory Authorities, perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Cumberland of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on the part of Cumberland by all necessary action, organizational or otherwise.

             (b) This Agreement has been duly executed and delivered by an authorized officer of Cumberland, and is a legal, valid and binding obligation of Cumberland, enforceable against it in accordance with its terms, except as enforceable against it in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

         6.2 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with
(a) the certificate of incorporation and bylaws or similar constitutive documents of Cumberland, (b) any material agreement, indenture or other instrument to which Cumberland is a party or by which it is bound, (c) any judgment, decree, order, writ, award or injunction of any court, governmental body or arbitrator, or (d) any law, rule or regulation applicable to Cumberland, except, in the case of subclause (d), for violations, breaches, defaults or conflicts that are not, singly or in the aggregate, material to the ability of Cumberland to consummate the transactions contemplated hereby.

         6.3 CONSENTS AND APPROVALS. Except for the Governmental Approvals listed on Schedule 5.3, 6.3 attached hereto, no consent, approval or authorization of or from any governmental entity or any other person not a party to this Agreement, whether prescribed by law, rule regulation,


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contract or agreement, is required for the execution, delivery and performance of this Agreement by Cumberland, or the consummation by Cumberland of the transactions contemplated hereby.

         6.4 INVESTMENT REPRESENTATIONS.

             (a) Cumberland is acquiring the Cumberland Shares from the FSB for its own account for investment only and not with a view to the distribution thereof within the meaning of the Securities Act or the regulations of the OTS relating to securities offerings nor with any present intention of distributing or selling the same. The Cumberland Shares will not be sold or transferred by any of the Cumberland in violation of the securities laws of the United States or any state thereof or other jurisdiction.

                                   ARTICLE 7.

                                     CLOSING

         7.1 THE CLOSING. Subject to the satisfaction of the conditions specified in this Article 7, the transactions contemplated by this Agreement shall be consummated at a Closing (the "Closing") to be held at a location to be agreed upon by the Paries within ten (10) business days after the granting of all Governmental Approvals necessary to consummate the transactions contemplated hereby and the expiration of all notice periods and waiting periods with respect thereto.

         7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF CUMBERLAND. The obligations of Cumberland under this Agreement to be performed at the Closing are subject to the satisfaction, on or prior to the Closing, of the following conditions, unless waived in a writing executed and delivered by Cumberland:

             7.2.1 NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. The representations and warranties of the Murray Group shall be true and correct in all material respects as of the Closing and the Murray Group shall have complied in all material respects with and performed all other obligations and covenants hereunder required to be performed by it as of the Closing, and Cumberland shall have received a certificate from the Murray Group to the foregoing effect executed by a senior officer of the Murray Group and dates as of the Closing date.

             7.2.2 CONSENTS. The Murray Group shall have delivered to Cumberland copies or other evidence of all consents, approvals or authorizations of or from any governmental entity or other person necessary for the Murray Group to execute, deliver and perform its obligations hereunder and consummate the transactions contemplated hereby and, in the case of any Governmental Approval, all notice periods and waiting periods with respect thereto shall have expired or terminated and all conditions contained in any such approval required to be satisfied prior to consummation of the transactions contemplated by this Agreement shall have been satisfied and shall not be reasonably considered by any Party to be unduly burdensome.


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             7.2.3 DELIVERY OF OTHER DOCUMENTS. Cumberland shall have received
(a) a certified copy of the resolutions of the Board of Directors of the Murray Group, authorizing and approving the execution, delivery and performance by the Murray Group of this Agreement and the transactions contemplated hereby and in effect as of the Closing date and (b) such additional documents evidencing or certifying satisfaction of the conditions specified in this Article 7 as may be reasonably requested by Cumberland.

             7.2.4 GOVERNMENTAL APPROVAL. The Cumberland shall receive any Governmental Approvals necessary to own the Cumberland Common Stock.

         7.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE MURRAY GROUP. The obligations of The Murray Group under this Agreement to be performed at the Closing are subject to the satisfaction, on or prior to the Closing, of the following conditions, unless waived in a writing executed and delivered by The Murray Group:

             7.3.1 NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. The representations and warranties of Cumberland shall be true and correct in all material respects as of the Closing and Cumberland shall have complied in all material respects with and performed all other obligations and covenants hereunder required to be performed by it as of the Closing, and the Murray Group shall have received a certificate from Cumberland to the foregoing effect executed by a senior officer of such corporation dated as of the Closing date.

             7.3.2 CONSENTS. Cumberland shall have delivered to The Murray Group copies or other evidence of all consents, approvals or authorizations of or rom any governmental entity or other person necessary for Cumberland to execute, deliver and perform its obligations hereunder and consummate the transactions contemplated hereby and, in the case of any Governmental Approval, all notice periods and waiting periods with respect thereto shall have expired or terminated and all conditions contained in any such approval required to be satisfied prior to consummation of the transactions contemplated by this Agreement shall have been satisfied and shall not be reasonably considered by any Party to be unduly burdensome.

             7.3.3 DELIVERY OF OTHER DOCUMENTS. The Murray Group shall have received (a) a certified copy of the resolutions of the Board of Directors of Cumberland, authorizing and approving the execution, delivery and performance by such Party of this Agreement and the transactions contemplated hereby and in effect as of the Closing date and (b) such additional documents evidencing or certifying satisfaction of the conditions specified in this Article 7 as may be reasonably requested by the Murray Group.

             7.3.4 MURRAY GROUP FORMATION AND INITIAL STOCK OFFERING. The Murray Group shall have successfully completed its initial stock offering in the amount of $1.7 million and received the approval of the Federal Bank Regulatory Authorities to operate as a unitary thrift holding company and own the shares of Common Stock.

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         7.4 OTHER CONDITIONS TO OBLIGATIONS OF THE PARTIES. In addition to the conditions set forth in Sections 7.2 and 7.3 above, the obligations of the Parties to be performed at the Closing are subject to the satisfaction, on or prior to the Closing, of the following conditions:

             7.4.1 NO INJUNCTION. No Party shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation, or otherwise challenges the legality of validity, of the transactions contemplated by this Agreement.

             7.4.2 APPROVAL TO ORGANIZE FSB. The OTS shall have approved the Parties' application for permission to organize a federal stock savings bank pursuant to Section 5)c) of the Home Owners Loan Act, as amended, and any conditions to such approval shall not be reasonable considered, by any Party to be unduly burdensome, and the OTS shall have issued the Charter of the FSB.

             7.4.3 GRANTING OF DEPOSIT INSURANCE. The FDIC shall have approved the application for federal deposit insurance for the FSB pursuant to Section 5(a) of the Federal Deposit Insurance Act, as amended, and any conditions to such approval shall not be reasonably considered by any Party to be unduly burdensome.

             7.4.4 OPERATING AND SERVICES AGREEMENT. The Cumberland and FSB shall have executed the Operating and Services Agreement substantially in the form attached hereto as Exhibit A (the "Operating and Services Agreement").

         7.5 DELIVERIES AT THE CLOSING. At the Closing:

             7.5.1 DELIVERY OF STOCK CERTIFICATES. The FSB shall deliver to each party, as applicable, stock certificates evidencing the Common Stock subscribed for by each Party as provided in Section 3.1.1 above.

             7.5.2 MAKING OF CAPITAL CONTRIBUTIONS. Each of the Murray Group and Cumberland shall make the contributions to the Initial Capital of the FSB set forth in Section 3.1.2 above in immediately available funds to a designated account of the FSB.

                                   ARTICLE 8.

                     SALES OR TRANSFERS OF EQUITY SECURITIES

         8.1 GENERAL RESTRICTION. No Party shall Transfer or cause or permit to be Transferred any Equity Securities beneficially owned by such Party except for Transfers in compliance with this Article 8, and any purported Transfer in violation hereof shall be null and void.

         8.2 TRANSFERS TO SUBSIDIARIES. Notwithstanding any other provision of this Article 8,


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each of the Murray Group and Cumberland may Transfer Equity Securities
beneficially owned by it to a Subsidiary of such Party, provided that, as a condition to any such Transfer, such transferee obtains any required Governmental Approvals and agrees in writing to receive and hold such Equity Securities subject to the provisions of this Agreement, where the transferee is a Subsidiary, and such transferee agrees to Transfer such Equity Securities back to the transferor Party in the event that such transferee ceases to be a Subsidiary of such Party unless the other Party agrees in writing to allow such transferee to continue to hold such Equity Securities. Any such transferee shall be included within the definition of "the Murray Group" or "Cumberland," as the case may be, for purposes of this Agreement.

         8.3 RIGHTS OF FIRST OFFER AND FIRST REFUSAL. Except for Transfers under
Section 8.2 above or pursuant to any of the options granted in Article 9 or 10 herein, prior to the Transfer by either the Murray Group or Cumberland (a "Selling Party") of any Equity Securities beneficially owned by such Selling Party, then Cumberland, in the event that the Murray Group is the Selling Party, or the Murray Group, in the event that Cumberland is the Selling Party (each of Cumberland or the Murray Group being an "Offeree Party"), shall be offered the following rights with respect to such Equity Securities:

             8.3.1 OFFER NOTICE. The Selling Party shall deliver a written notice (an "Offer Notice") to the Offeree Party (a) stating that the Selling Party proposes or is required to Transfer certain Equity Securities, (b) specifying the number and type of Equity Securities offered to be Transferred and the price and other material terms of the proposed Transfer, and (c) offering to Transfer such Equity Securities to the Offeree party.

             8.3.2 AFFIRMATIVE RESPONSE. The Offeree party shall then have twenty-one (21) days from the date of its receipt of such Offer Notice (the "Offer Period") to respond in writing to the Selling Party as to whether it has determined to purchase the offered Equity Securities at the price and on the terms specified in the Offer Notice. In the event that the Offeree party notifies the Selling Party in writing within the Offer Period of its desire to purchase the offered Equity Securities (an "Affirmative Response"), then the sale and purchase of such Equity Securities shall be consummated within thirty
(30) days after the date of the Selling Party's receipt of such Affirmative Response or, if later, the date as of which the Parties have obtained all required Governmental Approvals for such sale and purchase. However, the Murray Group shall have no less than (four (4) months) to complete an equity offering after its Affirmative Response. Any Affirmative Response by the Murray Group may be conditioned upon the successful completion of such equity offering.

             8.3.3 REFUSAL NOTICE. In the event that the Offeree Party notifies the Selling Party in writing that it has determined not to purchase the offered Equity Securities (a "Negative Response") or fails to respond to the Selling Party by the end of the Offer Period, then, within thirty (30) days after the earlier of the date of the Selling Party's receipt of such Negative Response or the end of the Offer Period or an unsuccessful equity offering by the Murray Group, the Selling Party may Transfer such Equity Securities to a third party at a price and on terms no more favorable to such third party than the price and terms specified in the Offer Notice to the Offeree Party, provided


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that, at least ten (10) days prior to the consummation of such sale to and purchase by such third party, the Selling Party shall deliver a second written notice (a "Refusal Notice") to the Offeree Party offering the Offeree Party a right of first refusal to purchase such Equity Securities at the same price and on the same terms agreed to by such third party. The Refusal Notice shall be accompanied by a certificate of the Selling Party certifying that it has received from a third party a bona fide offer to acquire such Equity Securities at such price and on such terms specified in the Refusal Notice and identifying such third party.

             8.3.4 EXERCISE NOTICE. The Offeree Party shall have ten (10) days from the date of its receipt of such Refusal Notice ("Refusal Period") to respnd in wrining to the Selling Party whether it has determined to purchase the offered Equity Securities at the price and on the terms specified in the Refusal Notice. In the event that the Offeree Party notifies the Selling Party in writing within the Refusal Period of its desire to purchase the offered Equity Securities ("Exercise Notice"), then the sale and purchase of such Equity Securities shall be consummated within thirty (30) days after the date of the Selling Party's receipt of such Exercise Notice or, if later, the date as of which the Parties have obtained all required Governmental Approvals for such sale and purchase.

             8.3.5 SELLING PARTY RIGHT. In the event that the Offeree Party notifies the Selling Party in writing that it has determined not to purchase the offered Equity Securities or fails to respond to the Selling Party by the end of the Refusal Period, then the Selling Party may Transfer such Equity Securities to such third party at the price and on the terms specified in the Refusal Notice, provided that, as a condition to the Transfer, such third party agrees in writing to receive and hold such Equity Securities subject to the provisions of this Agreement.

         8.4 LEGENDS. All certificates evidencing shares of Common Stock or other capital stock of the FSB shall be imprinted with a conspicuous legend in substantially the following form:

             The securities represented by this certificate have not been registered by the Office of Thrift Supervision ("OTS") through the filing of an offering circular declared effective by the OTS nor have they been registered under applicable state securities laws (the "State Acts") and such securities may not be sold or otherwise disposed of for value by the holder hereof, except upon registration of such sale or disposition in accordance with the registration requirements of the securities laws of the United States and any applicable State Acts, or pursuant to an exemption from such registration requirements.

             The securities represented by this certificate are subject to certain restrictions on transferability contained in a Joint Venture Agreement dated as of _________________, 1998 by and among the Cumberland Bancorp, Inc. and BancKentucky, Inc. Copies of such agreements are available at the principal offices of ____________, FSB and should be reviewed carefully before any person or entity seeks to acquire such securities.

                                   ARTICLE 9.

                            CHANGE IN CONTROL OPTION

         9.1 CHANGE IN CONTROL OF CUMBERLAND.

             9.1.1 CHANGE IN CONTROL OPTION. In the event of:

                   (a) Any change in control transaction as a result of which (I) the existing shareholders of Cumberland and their respective immediate family members cease to beneficially own as a group at least fifty percent (50%) of the outstanding voting securities of Cumberland, (ii) upon the consummation of a merger, share exchange, consolidation or similar corporate transaction involving Cumberland, the existing shareholders and their respective immediate family members as a group become the beneficial owner of less than fifty percent (50%) of the outstanding voting securities of the surviving corporation, or
                           (iii) a third party acquires all or substantially all of the assets of Cumberland; or

                   (b) The institution by Cumberland of proceedings to be adjudicated bankrupt or insolvent, consent by Cumberland to the institution of bankruptcy or insolvency proceedings against it; filing by Cumberland of a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy; consent by Cumberland to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or similar official), making by Cumberland of any assignment for the benefit of creditors; or admission by Cumberland in writing of its inability to pay its debts generally as they become due;

then the Murray Group shall have the option to purchase all of the Equity Securities of the FSB beneficially owned by Cumberland (the "Murray Group Call Option") at a purchase price (the "Call Purchase Price") equal to the Fair Market Value of such Equity Securities as of the date of the other Parties' receipt of the Murray Group Exercise Notice.

             9.1.2 EXERCISE OF OPTION. Within Sixty (60) days after the later of the date of the Murray Group's receipt of notice of any of the events specified in Section 9.1.1, 9.2.1 above or the first date on which information as to any of such events becomes generally available to the public, the Murray Group may deliver to the other Parties a written notice of its intention to exercise the Murray Group Call Option (a "Murray Group Exercise Notice"). Upon exercise of such option, the

Murray Group shall have no less than four (4) months to complete an equity offering, if necessary, after its notice of exercise of said option.

             9.1.3 POOLING. In the event that the exercise of this option above creates a "pooling" issue for Cumberland, then in such event, the option shall be extended until such time that the exercise of said option does not create a pooling issue for Cumberland and/or its successor in interest.

         9.2 CHANGE IN CONTROL OF THE MURRAY GROUP.

             9.2.1    CHANGE IN CONTROL OPTION.  In the event of:

                   (a) Any change in control transaction as a result of which (I) the existing shareholders of the Murray Group and their respective immediate family members cease to beneficially own as a group at least fifty percent (50%) of the outstanding voting securities of the Murray Group, (ii) upon the consummation of a merger, share exchange, consolidation or similar corporate transaction involving the Murray Group, the existing shareholders and their respective immediate family members as a group become the beneficial owner of less than fifty percent (50%) of the outstanding voting securities of the surviving corporation, or
                           (iii) a third party acquires all or substantially all of the assets of the Murray Group; or

                   (b) The institution by the Murray Group of proceedings to be adjudicated bankrupt or insolvent, consent by the Murray Group to the institution of bankruptcy or insolvency proceedings against it; filing by the Murray Group of a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy; consent by the Murray Group to the appointment or a receiver, liquidator, assignee, trustee or sequestrator (or similar official), making by the Murray Group of any assignment for the benefit of creditors; or admission by the Murray Group in writing of its inability to pay its debts generally as they become due;

then Cumberland shall have the option to purchase all of the Equity Securities of the FSB beneficially owned by the Murray Group (the "Cumberland Call Option") at a purchase price (the "Call Purchase Price") equal to the Fair Market Value of such Equity Securities as of the date of the other Parties' receipt of the Cumberland Exercise Notice.

             9.2.2 EXERCISE OF OPTION. Within Sixty (60) days after the later of the date of Cumberland's receipt of notice of any of the events specified in
Section 9.1.1, 9.2.1 above or the first date on which information as to any of such events becomes generally available to the public,

Cumberland may deliver to the other Parties a written notice of its intention to exercise the Murray Group Call Option (a "Cumberland Exercise Notice").

                                   ARTICLE 10.

                                PURCHASE OPTIONS

         10.1 VOLUNTARY TERMINATION OPTIONS

              10.1.1 MURRAY RELATIONSHIP TERMINATING OPTION. Cumberland grants to the Murray Group an exclusive option wherein it agrees to sell all of its stock in the FSB to the Murray Group at any time and for any reason within the sole discretion of the Murray Group. For purposes of this option, the purchase price of FSB stock shall be one hundred twenty-five percent (125%) of fair market value. In the event the Murray Group desires to end the relationship with Cumberland in FSB, the Murray Group has the option to purchase Cumberland's stock in the FSB for a price of one hundred twenty-five percent (125%) of the then fair market value of the FSB stock.

         10.2 CUMBERLAND "SHOTGUN" TERMINATING OPTION. Cumberland shall have the right to initiate a buy or sale at any time by offering its FSB stock to the Murray Group at 100% of fair market value. The Murray Group shall have thirty
(30) days from such offer to accept the offer. If such offer is not accepted by the Murray Group, Cumberland shall have the option to purchase the Murray Group shares at 100% of fair market value which option may be exercised by written notice of such intent to exercise within thirty (30) days of such rejection. Upon exercise of such option, either party shall have a reasonable period of time to close the sale, but in no event, the Murray Group shall have no less than four (4) months to complete an equity offering, if necessary, after its notice of exercise of said option. In the event neither party elects to purchase the stock of the other under this provision after such tender is made, then the rights of first offer and first refusal as provided in Article 8 shall no longer apply.

                                   ARTICLE 11.

                              TERM AND TERMINATION

         11.1 TERM. This Agreement shall remain in full force and effect unless otherwise terminated as provided in Section 1 1.2 herein.

         11.2 TERMINATION. This Agreement shall terminate automatically upon the occurrence of any of the following events:

              (a) The acquisition by any Party of all of the shares of Common Stock and other

                       Equity Securities of the FSB beneficially owned by the other party, whether pursuant to the exercise of any of the options granted in Article 9 above or otherwise; of

              (b)      The written consent by all Parties to such termination.

         11.3 EFFECT OF TERMINATION.

              (a) All rights granted to and obligations undertaken by the Parties hereunder shall terminate immediately upon the termination of this Agreement except for the confidentiality and nondisclosure obligations set forth in Article 12 herein, the provisions of Sections 15.1, 15.2 and 15.4 herein, and the provisions of Exhibit A attached hereto.

              (b) Termination of this Agreement shall not affect the rights and remedies of any Party available at law or in equity in relation to any breach or nonperformance by any other Party of any of its obligations hereunder prior to such termination.

         11.4 DISSOLUTION OF THE FSB. The FSB shall not be dissolved unless a plan of dissolution is approved by the shareholders of the FSB pursuant to
Section 4.1(h) above and by Federal Bank Regulatory Authorities. Each of the Murray Group and Cumberland agrees that it will make no petition for dissolution of the FSB under law without the consent of such other Parties.

                                   ARTICLE 12.

                                 CONFIDENTIALITY

         12.1 CONFIDENTIALITY OBLIGATION. Each Party (the "Receiving Party") shall keep strictly confidential any information disclosed by, as the case may be, any other Party (the "Disclosing Party") or otherwise made available to the Receiving Party concerning the business, operations, trade secrets or other proprietary information of the Disclosing Party and any information made available to the Receiving Party concerning the business, operations, trade secrets or other proprietary information of the FSB (whether in written media or otherwise) ("Confidential Information"), using the same degree of care that it uses to protect its own confidential or proprietary information. "Confidential Information" shall not include information: (I) which is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party; (ii) which is lawfully received by the Receiving Party on a nonconfidential basis from a third party that is not itself under any obligation of confidentiality or nondisclosure to the Disclosing Party of any other party with respect to such information; or (iii) which by written evidence can be shown by the Receiving Party to have been independently developed by the Receiving Party.

         12.2 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and the transactions contemplated hereby and shall not to disclose or disseminate any Confidential Information to any person at any time, except for disclosure to those of its officers and employees, and accountants, attorneys and agents, whose duties reasonably require them to have access to such Confidential Information.

         12.3 EXCEPTION. The foregoing confidentiality and nondisclosure obligations shall not apply to information which is required to be publicly disclosed by law or by regulation or, in the case of Cumberland, by the rules of any securities exchange in which equity securities of Cumberland may be traded; provided, however, that, in such event, the Receiving Party provides the Disclosing Party with prompt notice of such disclosure to the extent permitted by law so that the Disclosing Party has the opportunity if it so desires to seek a protective order or other appropriate remedy.

         12.4 SURVIVAL. The confidentiality and nondisclosure obligations of this Article 12 shall survive the termination of this Agreement and remain in effect for a period of three (3) years following the termination of this Agreement.

                                   ARTICLE 13.

                                  FINDER'S FEE

         Each Party represents and warrants to the other Party that neither FSB or any Party has incurred any obligation or liability contingent or otherwise, for any brokers or finders fees in respect to the matters provided for in this Agreement.

                                   ARTICLE 14.

                  OPTION TO PURCHASE CUMBERLAND'S COMMON STOCK

         14.1 PURCHASE OF CUMBERLAND STOCK BY LOCAL ORGANIZERS. Five individuals who have expended considerable time and efforts in organizing a new bank in Murray, Kentucky, Story Gibson, Jones, Smith and Poston, (hereinafter "Local Organizers") will be allowed, within 30 days of closing, to purchase $250,000.00 of Cumberland stock at a price of one and one-half times then current book value payable immediately. The Local Organizers will receive an option from Cumberland to purchase an additional $250,000.00 of Cumberland stock at one and one-half times then current book value for a period of five years from the date of receipt of charter on the following conditions:

              1. In the event of announcement by Cumberland of a sale which results in a change of ownership or control of Cumberland, or

              2. The de novo thrift bank to be established in Murray, KY has $30,000,000.00 in total deposits AND a ten percent (10%) return on equity for one fiscal year's operations.

                                   ARTICLE 15.

                            MISCELLANEOUS PROVISIONS

         15.1 APPLICABLE LAW. This Agreement and all actions contemplated hereby shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky applicable to contracts made and to be performed entirely within such state and without giving effect to its choice of conflict of laws rules or principles.

         15.2 CONSENT TO JURISDICTION. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state courts of the Murray, Calloway County, Kentucky area and of any United States federal court sitting in such state in any action or proceeding arising out of or relating to this Agreement, and irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such state court or any such United States federal court. Each Party further agrees that service of any process, summons, notice or document by registered mail to the address of such Party set forth in
Section 14.4 below shall be effective service of process for any action or proceeding brought against such Party in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of our relating to this Agreement in any such court and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law.

         15.3 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts and may be executed by facsimile. All counterparts shall collectively constitute one and the same Agreement.

         15.4 NOTICES. In any case where any notice or other communication is required or permitted to be given to any Party hereunder, such notice or communication shall be in writing and deemed to have been duly given and delivered (a) if delivered in person, on the date of such delivery, (b) is sent by confirmed facsimile transmission (with answer back received), on the date of such facsimile transmission, or (c) if sent by overnight express or registered or certified mail (with return receipt requested), on the date of receipt of such mail, and shall be sent to the following address (or such other address as such Party may designate from time to time in writing):

         If to Cumberland:

                  Cumberland Bancorp, Inc.
                  1001 North Main Street
                  Carthage, TN  37030
                  Attention: Mr. Joel Porter
                  Telephone (615) 735-0256
                  Facsimile (615) 735-0207

         Copy to:

                  Burch, Porter & Johnson
                  130 North Court Avenue
                  Memphis, TN 38103
                  Attention: Joel H. Porter
                  Telephone: (901) 524-5000
                  Facsimile: (901) 524-5024

         If to the Murray Group:

                  BancKentucky, Inc.

                  -----------------------
                  Murray, KY 42071
                  Attention: Ronald D. Gibson
                  Telephone: (502) 753-5626
                  Facsimile: (502) 759-3777

         Copy to:

                  Hurt & Jones
                  P.O. Box 430
                  Murray, KY 42071
                  Attention: Richard W. Jones
                  Telephone: (502) 753-1268
                  Facsimile: (502) 753-5913

         15.5 FORCE MAJEURE. Should any circumstance beyond the reasonable control of any Party occur which delays or renders impossible the performance of any of its obligations under this Agreement, such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such Party shall notify the other Parties in writing within fourteen (14) days after the occurrence of such force majeure. In either such event, the Parties shall promptly meet to determine an equitable solution to the effects of any such event, provided that any Party who fails because of force majeure to perform its obligations hereunder will upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of force majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God, strikes or other labor disputes, acts, laws, regulations or rules of any government or governmental agency and any other circumstances beyond the reasonable control of any Party, the obligations of which are affected thereby.

         15.6 ASSIGNMENT; BINDING EFFECT. This Agreement shall not be assigned by any Party, other than to a Subsidiary thereof, without the prior written consent of the other Parties. This Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective successors and permitted assigns.

         15.7 ENTIRE AGREEMENT. The terms and conditions herein contained together with the terms and conditions of the other documents attached as Exhibits and Schedules hereto constitute the entire agreement between and among the Parties relating to the subject matter of this Agreement and shall supersede all previous communications between the Parties with respect to the subject matter of this Agreement.

         15.8 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached to this Agreement and the principles and conditions incorporated in such Exhibits and Schedules shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such Exhibits and Schedules and the principles and conditions incorporated in such Exhibits and Schedules.

         15.9 CONFLICT. In the event of any conflict between this Agreement and the Charter or Bylaws of the FSB, this Agreement shall control as between or among the Parties to the extent permitted by law.

         15.10 AMENDMENT. This Agreement and the Exhibits and Schedules attached to this Agreement may be varied, amended, or extended only by the written agreement of the Parties, executed by their duly authorized officers of representatives, specifically referring to this Agreement.

         15.11 SEVERABILITY. Any provision of this Agreement which is held invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         15.12 HEADINGS. The descriptive headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         15.13 NO WAIVER OF RIGHTS. No failure or delay on the part of any Party in the exercise of any power or right hereunder shall operate as a waiver thereof. No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         15.14 RELATIONSHIP OF THE PARTIES. This Agreement shall not be deemed to create a general partnership between or among the Parties, nor shall it constitute any Party the agent or legal representative of any other Party.

         15.15 PUBLICITY. Except as may be required by law as advised by counsel, no Party shall issue any press release or make any public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other Parties.

         15.16 EXECUTION BY THE FSB. The Parties shall cause the FSB to execute this Agreement upon its formation and thereby be bound by the terms hereof.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                        CUMBERLAND BANCORP, INC.

                                        /s/ Joel Porter
                                        ----------------------------------------
                                        JOEL PORTER, PRESIDENT

                                        BANCKENTUCKY, INC.

                                        /s/ Ronald D. Gibson
                                        ----------------------------------------
                                        RONALD D. GIBSON, PRESIDENT

ACCEPTED AND AGREED TO:

THE MURRAY BANK, FSB


BY: /s/ Ronald D. Gibson
    -----------------------------------
Name: Ronald D. Gibson
Title: President

                       ADDENDUM TO JOINT VENTURE AGREEMENT

         This ADDENDUM TO JOINT VENTURE AGREEMENT is made as of October 31, 1998 by and between CUMBERLAND BANCORP, INC., a corporation organized and existing under the laws of the State of Tennessee, with offices at 1001 North Main Street, Carthage, Tennessee 37030 and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended ("Cumberland") and BANCKENTUCKY, INC., a corporation organized and existing under the laws of the Commonwealth of Kentucky, with offices at 300 Maple Street, Suite 110, Murray, Kentucky 42071 (hereinafter referred to as the "BancKentucky").

                                   WITNESSETH:

         WHEREAS, Cumberland and BancKentucky entered into a Joint Venture Agreement dated October 1, 1998 in order to form, own and carry out the business of a proposed de novo federal savings bank with its main office to be located in Murray, Calloway County, Kentucky; and

         WHEREAS, a question has arisen concerning the time requirements for consummation of the options exerciscable pursuant to the provisions of Articles 9 and 10 of said Joint Venture Agreement; and

         WHEREAS, the parties desire to clarify said time requirements for consummation of the options exercisable pursuant to the provisions of Articles 9 and 10 of the Joint Venture Agreement by entering into this Addendum to Joint Venture Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreements and covenants contained herein and contained in the above-identified Joint Venture Agreement and in order to clarify the time requirements for consummation of the options granted both parties in Articles 9 and 10 of said Joint Venture Agreement, Cumberland and BancKentucky hereby agree as follows:

         1. The Joint Venture Agreement previously executed by the parties is amended by the addition of the following paragraph:

                  15.17 Time Periods To Consummate Option Rights Granted Parties in Articles 9 & 10. Any and all option rights granted to the parties in Articles 9 & 10 herein shall be exercisable within the time frame(s) stated in said Articles, but shall be consummated within the time frame(s) stated in said Articles or upon receipt of all necessary regulatory approval(s), whichever occurs last.

         2. Except as specifically amended herein by the addition of the above paragraph, the Joint Venture Agreement previously entered into by the parties effective October 1, 1998 shall remain in full force and effect and is otherwise unmodified as the result of the execution of this Addendum to Joint Venture Agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                        CUMBERLAND BANCORP, INC.

                                        /s/  Joel Porter
                                        ----------------------------------------
                                        By:  JOEL PORTER
                                        Its: PRESIDENT



                                        BANCKENTUCKY, INC.


                                        /s/ Ronnie D. Gibson
                                        ----------------------------------------
                                        BY:  RONNIE D. GIBSON
                                        Its: PRESIDENT

ACCEPTED AND AGREED TO:

THE MURRAY BANK, FSB


BY: /s/ Ronald D. Gibson
    -----------------------------------
Name: Ronald D. Gibson
Title: President